UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2010 (September 21, 2010)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2010, the Compensation Committee of the Board of Directors of Network Engines, Inc. (the “Company”) approved a bonus plan for the six months ending March 31, 2011 (the “First Half 2011 Bonus Plan”).  The First Half 2011 Bonus Plan provides the Company’s executive officers and certain other Company employees (collectively, the “Participants”) the opportunity to earn cash incentive bonuses based on the Company’s performance for the first half of fiscal year 2011.  Targeted incentive bonuses for the Participants in the First Half 2011 Bonus Plan are equal to 50% of each Participant’s annual incentive bonus target.  Measurement of the Company’s performance is based on its net income for the first half of fiscal year 2011, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), but prior to calculating the bonus payment.

The total bonus payout will be an amount equal to 27.5% of the GAAP net income, subject to a maximum total payout of 100% of the targeted incentive for the first half of fiscal year 2011, approximately $565,000.  At the discretion of the Compensation Committee, the performance metric of GAAP net income may be modified to exclude any non-cash or non-recurring charges or credits.  The total bonus payout amount, if any, will be allocated to the First Half 2011 Bonus Plan Participants on a pro-rata basis relative to their individually established bonus targets.  The pro-rata allocation of the total bonus payout amount, if any, will be determined based on the Participants who are still actively employed by the Company as of March 31, 2011.

Targeted incentive bonuses for the Company’s executive officers under the First Half 2011 Bonus Plan are as follows:

Name and Principal Position	First Half 2011 Bonus Plan Targeted Incentive
Gregory A. Shortell, Chief Executive Officer and President	$93,750
Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary	$62,500
Charles N. Cone, III, Senior Vice President of Sales and Marketing	$6,000	(1)
Richard P. Graber, Senior Vice President of Engineering and Operations	$52,500

(1)         Mr. Cone’s total targeted incentive compensation for fiscal year 2011 will include additional cash incentives which have historically been based on revenue and direct margin results and new design wins secured by the Company.  For the first half of fiscal year 2011, Mr. Cone’s aggregate target incentive compensation totaled $60,000.   Those additional incentives are not governed by the First Half 2011 Bonus Plan.  The other executive officers shown in this table do not have any additional cash incentives for fiscal year 2011 other than the amounts shown in this table.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: September 24, 2010	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary